Exhibit 10.5
                                  ------------


                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT
                  ---------------------------------------------


         THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (the "Agreement") is made as of this 31st day of January, 2002, by and between MARIO F. BARTON ("Barton"), and PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the execution and delivery hereof, the Company is acquiring the business, goodwill, and substantially all of the assets (the "Assets and Business") of Innovative Optics, Inc., a Georgia corporation ("Seller"), pursuant to an Asset Purchase Agreement, dated as of January 31, 2002, to which the Company, Seller and Barton Dietrich Investments, L.P. are parties (the "Purchase Agreement"); and

         WHEREAS, execution by Barton of this Agreement is a condition precedent to the Company's obligation to perform under the Purchase Agreement; and

         WHEREAS, by virtue of the purchase of the Assets and Business, the Company is and will be engaged throughout the Area in the Business of the Company which was formerly conducted by Seller throughout the Area; and

         WHEREAS, prior to the consummation of such purchase, Barton was Chief Executive Officer and a director of Seller in which capacities he served in various and significant capacities for Seller and, as such, had control over and was familiar with the business and affairs of Seller; and

         WHEREAS, competition by Barton with the Company or use or disclosure by Barton of confidential and proprietary information of Seller will result directly in damage to the Company and its business, properties, assets, and goodwill and will cause the loss by the Company of the benefit of its bargain with Seller;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree s follows:

1. The following terms shall have the definitions set forth below:

              (a) "Area" shall mean any state or locality in which the Business of Seller has been conducted prior to, and such Business will be conducted by the Company after, the closing of the purchase of the Assets and Business, pursuant to the Purchase Agreement on the date hereof.

              (b) "Business" shall mean and include the business of selling or otherwise providing the same or similar goods and/or services sold or provided by Seller.

              (c) "Closing Date" shall mean the date of this Agreement.

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              (d) "Competing Business" shall mean any business, person or entity which is engaged in a business substantially the same as the Business.

              (e) "Confidential Information" shall mean and include, but shall not be limited to, all of the following materials and information (whether or not reduced to writing and whether or not patentable) pertaining to Seller, to which Barton has received access or develops or has developed in whole or in part as (i) a direct or indirect result of his performance of services for Seller or through the use of any of Seller's facilities or resources, or (ii) as a direct or indirect result of having been a director, officer or employee of
Seller:

                     (1) All items of information that could be classified as a trade secret pursuant to law;

                     (2) The names and addresses of the customers of Seller and the nature and amount of business done with such customers;

                     (3) The names and addresses of employees, suppliers and other business contacts of Seller.

                     (4) The particular names, methods and procedures utilized by Seller in the conduct and advertising of its Business;

                     (5) The discoveries, concepts and ideas, whether patentable or not, including without limitation, the nature and results of research and development activities, processes, techniques, "know-how", designs, drawings and specifications of Seller;

                     (6) Application, operating system, communication and other computer software and derivatives thereof, including without limitation, source and object codes, flowcharts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concept and related documentation and manuals of Seller;

                     (7) Production processes, marketing techniques, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer names and requirements, customer data and other materials or information relating to Seller's manner of doing business;

                     (8) Any other materials or information related to the Business or activities of Seller which are not generally known to others engaged in similar business activities, including, without limitation, information about acquisitions and acquisition strategies of Company and/or Company's parent companies; and

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                     (9) All  inventions  and ideas  which are  derived  from or relative to Barton's access to or knowledge of any of the above enumerated materials and information.

2. Barton covenants that he shall, for a period of five (5) years from and after the Closing Date, observe the following separate and independent covenants:

              (a) Agreement Not to Compete. Barton shall not anywhere within the Area, directly or indirectly, on his own behalf or in the service or on behalf of others, engage in or become financially interested in a Competing Business (other than as a holder of less than five percent of the outstanding voting securities of any entity whose voting securities are listed on a national securities exchange or quoted by the National Association of Securities Dealers, Inc. Automated Quotation System), or render any services to any Competing Business as an employee, consultant, partner, officer, director or in any other relationship whatsoever except for services that involve business activities unrelated to the Business.

              (b) Agreement Not to Solicit Customers. Barton shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any Competing Business, any person or entity whose account with Seller was sold or serviced by or under his direction or supervision while he was associated with the Seller at any time prior to the Closing Date.

              (c) Agreement Not to Solicit Employees. Barton shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, to any Competing Business, any person employed by Seller of the Company, whether or not such employee is a full-time employee or a temporary employee of the Company or Seller and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

3. Ownership and Non-Disclosure and Non-Use of Confidential Information. Barton acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Barton agrees that he will not, except as required by law: (i) disclose or make available any Confidential Information to any person or entity (including any affiliate), or (ii) make or cause to be made, or permit, either on his own behalf or in the service or on behalf of others, any use of such Confidential Information.

4. Acknowledgment. Barton acknowledges that Seller has been for many years, and that the Company is now, engaged in the Business throughout the Area; that as a director or officer of Seller, he acquired unique knowledge of the customers, Business, and operations of Seller; that the within and foregoing covenants are made by him in consequence of and as an inducement to the Company to acquire the Business and Assets and to protect and preserve to the Company the benefit of its bargain in the acquisition of the Business and Assets, including, particularly, the goodwill associated therewith; that each of the above and foregoing covenants is reasonable and necessary to protect and preserve the

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benefits of such  purchase;  and that  irreparable  loss and injury would result should Barton breach any of the foregoing covenants.

5. General.

              (a) Each of the covenants hereinabove contained shall be deemed separate, severable, and independent covenants, and in the event any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

              (b) If any of the covenants contained in Section 2, or any part thereof, is held to be unenforceable because of the duration of such provision or the scope of the subject matter thereof or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

              (c) In addition to all other remedies provided at law or in equity, the Company shall be entitled to both preliminary and permanent injunctions against Barton to prevent a breach or contemplated or threatened breach by Barton of any of the foregoing covenants, without the necessity of proving actual damages; and the existence of any claim, demand, cause of action, or action of Barton against the Company, whether predicted upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any such covenants. In the event of an actual breach of any of the foregoing covenants, the Company shall have the right to recover damages for all losses, actual and contingent, and the right to require Barton to account for and pay over to the Company all profits or other benefits (collectively "Benefits") derived or received by Barton as a result of any transactions constituting such breach, and Barton hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or equity.

              (d) This Agreement shall not be assignable in whole or in part by Barton except with the consent in writing of the Company, which consent may be withheld in the Company's sole discretion. Any purported assignment without such consent shall be void. Barton hereby agrees that the Company may assign its rights and obligations hereunder to an affiliate of the Company without the necessity of obtaining Barton's consent.

              (e)  This  Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of Utah.


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              (f) This  Agreement may be executed and delivered in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.



                                            /s/ Mario F. Barton
                                            ------------------------------------
                                            Mario F. Barton


                                            PARADIGM MEDICAL INDUSTRIES, INC.



                                            By: /s/ Thomas F. Motter
                                            ------------------------------------
                                            Thomas F. Motter, Chairman and
                                            Chief Executive Officer


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